EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            DIAMOND POWERSPORTS, INC.
                 ----------------------------------------------
     I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Florida General Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                               ARTICLE I.     NAME

          The name of this Corporation is: DIAMOND RACING, INC.

                          ARTICLE II.     GOVERNING LAW

          This corporation is organized pursuant to the provision of the Florida General Corporation Act.

                            ARTICLE III.     DURATION

          The period of its duration is perpetual, commencing on the date of execution and acknowledgement of these articles on May 13, 1992.

                             ARTICLE IV.     PURPOSE

          This corporation is organized for the purpose of transacting any or all lawful business.

                          ARTICLE V.     CAPITAL STOCK

     This corporation is authorized to issue three hundred (300) shares of one dollar ($1.00) par value stock.

               ARTICLE VI.     INITIAL REGISTERED AGENT AND OFFICE

     The street address of the initial registered office of the Registered Office of this corporation is:

                            Lewis S. Kilmer, Esquire
                          6950 Cypress Road, Suite 209
                           Plantation, Florida  33317


                   ARTICLE VII.     INITIAL BOARD OF DIRECTORS

     This corporation shall have (1) director initially. The number of directors may be increased or diminished from time to time by the by-laws adopted by the stockholders, but shall never be less than one (1). The name and address of the initial director of this corporation is:

          NAME                         ADDRESS
          ---------                    --------------
          PIERRE ELLIOTT               10145 NW 46TH STREET
                                       SUNRISE, FLORIDA  33351







                         ARTICLE VIII.     INCORPORATOR

     The name and address of the person signing these articles is:

          NAME                        ADDRESS
          ---------                   --------------
          PIERRE ELLIOTT              10145 NW 46TH STREET
                                      SUNRISE, FLORIDA  33351

                         ARTICLE IX.     INDEMNIFICATION

     This corporation shall have the power to indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

               ARTICLE X.     RESTRICTION ON THE TRANSFER OF STOCK

     The shares of capital stock of this corporation held by any shareholder may not be resold, pledged, hypothecated, mortgaged, or otherwise transferred to other persons or entities unless first offered to the remaining shareholders or to this corporation. The price and terms at which, and the time within which, those shares may be offered and sold shall be further specified by written agreement among all of the shareholders and this corporation.

                            ARTICLE XI.     AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these articles of incorporation, or any amendments to them, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEROF the undersigned subscribed has executed these articles of incorporation on this 13th day of May, 1992.

                              /s/ Pierre Elliott
                              -------------------
                              Pierre Elliott, Subscriber

                   CONSENT TO APPOINTMENT OF REGISTERED AGENT

     TO:  Department of State
          Division of Corporations
          P.O. Box 6327
          Tallahassee, Florida  32314

     I, LEWIS S. KILMER, do hereby consent to serve as registered agent for the corporation:
          This 15th day of May, 1992.
                              /s/ Lewis S. Kilmer
                              ---------------------
                              Lewis S. Kilmer

Address of registered agent:

6950 Cypress Road, Suite 209
Plantation, Florida 33317